Exhibit 99.1

Candel Therapeutics Announces $15 million Registered Direct Offering of Common Stock

NEEDHAM, Mass., June 24, 2025 – Candel Therapeutics, Inc. (Candel or the Company) (Nasdaq: CADL), a clinical-stage biopharmaceutical company focused on developing multimodal biological immunotherapies to help patients fight cancer, has agreed to sell approximately 3.2 million shares of its common stock (Common Stock) to a select group of accredited investors in a registered direct offering (the Offering), at a price per share of $4.67. The Offering is expected to close on June 25, 2025, subject to the satisfaction of customary closing conditions. Gross proceeds from the Offering are expected to be approximately $15.0 million, before deducting offering-related expenses payable by the Company.

The investors in the Offering include existing healthcare-focused institutional investors, executive officers, and members of the Company’s Board of Directors.

“We are pleased to strengthen our financial position with the resources intended to support pre-commercialization and launch readiness activities for CAN-2409 in prostate cancer, pending regulatory approval, as well as other key corporate purposes,” commented Paul Peter Tak, MD PhD FMedSci, President and CEO of Candel. “The successful completion of this offering reflects strong confidence from both investors and insiders in our innovative approach to treating intractable tumors and in our overall corporate strategy. We continue to be strategic in pursuing funding that we believe best aligns with our priorities, and continue to focus on disciplined capital allocation, in an effort to maximize value creation, while advancing our mission to transform the treatment landscape for patients with cancer.”

The Company intends to use the net proceeds from the Offering to complete critical launch readiness, medical affairs and pre-commercialization activities, while preparing for submission of a Biologics License Application for CAN-2409 in prostate cancer expected in the fourth quarter of 2026, and for general corporate purposes.

The shares of Common Stock are being offered pursuant to a shelf registration statement that was previously filed by the Company with the U.S. Securities and Exchange Commission (the SEC) on August 5, 2022 (File No. 333-266605) and declared effective by the SEC on August 12, 2022. The Offering is being made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement containing additional information relating to the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Candel Therapeutics

Candel is a clinical-stage biopharmaceutical company focused on developing off-the-shelf multimodal biological immunotherapies that elicit an individualized, systemic anti-tumor immune response to help patients fight cancer. Candel has established two clinical-stage multimodal biological immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) gene constructs, respectively. CAN-2409 is the lead product candidate from the adenovirus platform.

The Company recently completed successful phase 2a clinical trials of CAN-2409 in non-small cell lung cancer (NSCLC) and pancreatic ductal adenocarcinoma (PDAC), and a pivotal phase 3 clinical trial of CAN-2409 in localized prostate cancer, conducted under a Special Protocol Assessment (SPA) agreed with the U.S. Food and Drug Administration (FDA). CAN-2409 plus prodrug (valacyclovir) has been granted Fast Track Designation by the FDA for the treatment of PDAC, stage III/IV NSCLC in patients who are resistant to first line PD-(L)1 inhibitor therapy and who do not have activating molecular driver mutations or have progressed on directed molecular therapy and localized primary prostate cancer. The FDA also granted Regenerative Medicine Advanced Therapy (RMAT) Designation to CAN-2409 for the treatment of newly diagnosed localized prostate cancer in patients with intermediate-to-high-risk disease and Orphan Drug Designation to CAN-2409 for the treatment of PDAC.

CAN-3110 is the lead product candidate from the HSV platform and is currently in an ongoing phase 1b clinical trial in recurrent high-grade glioma (rHGG). Initial results were published in Nature and CAN-3110 received Fast Track Designation and Orphan Drug Designation from the FDA. Finally, Candel’s enLIGHTEN™ Discovery Platform is a systematic, iterative HSV-based discovery platform leveraging human biology and advanced analytics to create new viral immunotherapies for solid tumors.

For more information about Candel, visit: www.candeltx.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements generally relate to future events and include statements regarding the Company’s future operating performance and goals; the expected completion, timing and size of the Offering; the anticipated use of proceeds of the Offering; express or implied statements regarding the timing and advancement of current and future development programs; expectations regarding the therapeutic benefit of the Company’s platforms, including the ability of its platforms to improve overall survival and/or disease-free survival of patients living with difficult to treat, solid tumors; and expectations regarding cash runway and expenditures. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; that final data from the Company’s preclinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, including strategic plans for the Company’s business and product candidates; that the Company may be unable to complete the Offering due to failure to satisfy closing conditions or for other reasons; that events may arise in the future that require the proceeds to be spent in ways other than anticipated; and other risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each as filed with the SEC and any subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Investor Contact:

Theodore Jenkins

VP, Investor Relations and Business Development

Candel Therapeutics, Inc.

tjenkins@candeltx.com

Media Contact:

Ben Shannon

ICR Healthcare

CandelPR@icrhealthcare.com